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                                                                     EXHIBIT 5.1




                          [PIPER & MARBURY LETTERHEAD]




                                 March 30, 1999




Apartment Investment and Management Company
1873 South Bellaire Street, Suite 1700
Denver, Colorado 80222

                       Registration Statement on Form S-4

Ladies and Gentlemen:

         We have acted as Maryland counsel to Apartment Investment and
Management Company, a Maryland corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), pursuant to a Registration Statement on Form S-4 of the Company (Registration
No. 333-60355) (this "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") on July 31, 1998, as amended on
September 14, 1998, October 7, 1998, October 28, 1998, November 23, 1998, December 11, 1998, January 19, 1999, February 12, 1999, March 15, 1999, and
March 26, 1999, March 29, 1999 and March 30, 1999 including the prospectus included therein at the time the Registration Statement is declared effective (the "Prospectus'), for offering by the Company from time to time of up to $800,000,000 aggregate market price at the time of issuance of its (i) shares of Preferred Stock, par value $.01 per share, of the Company (the "Preferred Stock") of which the Class I Cumulative Preferred Stock, par value $.01 per share, of the Company will be the first class so designated (the "Class I Preferred Stock") and (ii) shares of Class A Common Stock, par value $.01 per share, of the Company (the "Class A Common Stock"). The Preferred Stock and the Class A Common Stock are sometimes collectively referred to as the
"Securities." The Securities may be issued by the Company from time to time directly or indirectly in exchange for Partnership Common Units or Partnership Preferred Units of AIMCO Properties, L.P., a Delaware limited partnership and subsidiary of the Company. This opinion is being provided at your request in connection with the filing of the Registration Statement.
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Apartment Investment and Management Company
March 30, 1999
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         In our capacity as special Maryland counsel, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the following documents:

                  (a) Amendment No. 11 to the Registration Statement dated March 30, 1999 (containing the preliminary Prospectus and the preliminary Prospectus Supplement for Baywood Apartments, Ltd.) (collectively, the "Preliminary Prospectus") relating to the issuance of the Securities;

                  (b) The Charter, certified by the Department of Assessments and Taxation of the State of Maryland (the "MSDAT"), and By-Laws, as amended and restated and in effect on the date hereof, of the Company;

                  (c) The draft of the Articles Supplementary relating to the Class I Preferred Stock substantially in the form to be filed with MSDAT;

                  (d) The Third Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., a Delaware limited partnership, dated as of July 29, 1994 and amended and restated as of October 1, 1998, First Amendment to Third Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., dated November 6, 1998 Second Amendment to Third Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., dated December 30, 1998, and Third Amendment to Third Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., dated February 18, 1999 (collectively, the "AIMCO L.P. Partnership Agreement");

                  (e) A draft of the Fourth Amendment to Third Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., dated March 25, 1999 and of the Fifth Amendment to Third Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., dated March 25, 1999;

                  (f) Certain resolutions of the Board of Directors of the Company;

                  (g) A short-form good standing certificate for the Company, dated a recent date, issued by the MSDAT;